ORIGINAL
NUMBER 2 OF
6 EXECUTED
COUNTERPARTS

SUBLEASE

THIS SUBLEASE (hereinafter referred to as the **"Sublease"** or **"sublease"**) is made as of the 27th day of December 2001 between **J NET ENTERPRISES, INC.**, a Nevada corporation, having offices at 680 Fifth Avenue, New York, New York 10019 (hereinafter referred to as **"Sublandlord"**) and **GAME SHOW NETWORK LLC**, a Delaware limited liability company, having offices at 10101 West Washington Boulevard, Culver City, California 90232 (hereinafter referred to as **"Subtenant"**).

WITNESSETH:

WHEREAS, pursuant to a certain Agreement of Lease dated as of May 10, 2000 between 680 Fifth Avenue Associates, L.P., as landlord (hereinafter referred to as **"Landlord"**), and Sublandlord, as tenant (hereinafter referred to the **"Main Lease"**), Sublandlord is the tenant of certain premises consisting of the entire eleventh (11th) floor and deemed to comprise 8,581 rentable square feet (hereinafter referred to as the **"Sublet Premises"**) in the building located at 680 Fifth Avenue, New York, New York 10019 (hereinafter referred to as the **"Building"**); and

WHEREAS, Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublet from Sublandlord, the Sublet Premises, a diagram of which is set forth on **Exhibit A**, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the rental payments to be made hereunder by Subtenant to Sublandlord and the mutual consideration hereinafter set forth, Sublandlord and Subtenant hereby covenant and agree as follows:

1. <u>Subleasing</u>

A. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby hire and take from Sublandlord, the Sublet Premises for the term and on the conditions hereinafter set forth, and subject to all the terms, covenants and provisions of the Main Lease, except as otherwise herein provided.

B. The term of this Sublease shall (i) commence on the date (hereinafter referred to as the **"Sublease Commencement Date"**) on which a fully executed copy of

Landlord's consent, as provided for in Article 16 of this Sublease, is delivered by Sublandlord to Subtenant and on the Sublease Commencement Date vacant possession of the Sublet Premises, broom clean and free of all Sublandlord's personal property (other than the Personal Property being conveyed to Subtenant as set forth in Article 11), shall be delivered to Subtenant, and (ii) expire on August 30, 2010, or such earlier date on which this Sublease may expire or be cancelled or terminated pursuant to its terms or as provided by law (hereinafter referred to as the **"Sublease Expiration Date"**). When the Sublease Commencement Date has occurred and been established, Sublandlord and Subtenant shall, within thirty (30) days of a request by Sublandlord or Subtenant, execute an agreement confirming such date as the Sublease Commencement Date. Any failure of the parties to execute such agreement shall not affect the validity of the Sublease Commencement Date, the Sublease Expiration Date or this Sublease. In the event that Sublandlord is unable, for any reason other than the acts or omissions of Subtenant, to obtain the Landlord's consent and tender possession of the Sublet Premises to Subtenant within sixty (60) days following the date on which this Sublease is fully executed and delivered, Subtenant shall have the right, in addition to all other rights and remedies set forth herein, at law or in equity, exercisable by written notice to Sublandlord within fifteen (15) days thereafter, to terminate this Sublease.

2. <u>Rent</u>

A. Subtenant covenants and agrees to pay to Sublandlord rent (herein referred to as the **"Fixed Rent"**) for the Sublet Premises at the rate of (i) $583,508.00 per annum, in equal monthly installments of $48,625.67 from the Sublease Commencement Date through the fifth (5th) anniversary of the Sublease Commencement Date and (ii) $634,994.00 per annum, in equal monthly installments of $52,916.17 from the date immediately succeeding the fifth (5th) anniversary of the Sublease Commencement Date through the Sublease Expiration Date. Fixed Rent shall be payable in advance on the first day of each calendar month. Payment of the first due and payable installment of Fixed Rent shall be made upon the execution and delivery hereof by Subtenant.

If the Sublease Commencement Date shall occur on a day other than the first day of a calendar month, Fixed Rent for the month in which the first payment of Fixed Rent shall actually be made shall be apportioned. Fixed Rent and all other amounts payable by Subtenant to Sublandlord under the provisions of this Sublease (herein referred to as the **"Additional Rent"**) shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever, except as set forth herein or in the Main Lease; provided, however, that any Main Lease provisions with respect to rent abatements (whether in connection with a destruction of the Sublet Premises or otherwise) shall only entitle Subtenant to a Fixed Rent abatement hereunder for any portion of the Sublet Premises, and during any period, for which Sublandlord actually receives a rent abatement under the Main Lease. Fixed Rent and Additional Rent shall be paid to Sublandlord in lawful money of the United States at the address of Sublandlord set forth in Article 19 of this Sublease or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant as provided for herein. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder

shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord's right to recover the balance due or to pursue any other remedy available to Sublandlord. Any provision in the Main Lease referring to fixed rent or Base Rent or additional rent or Additional Charges incorporated herein by reference shall be deemed to refer to the Fixed Rent and Additional Rent due under this Sublease.

B. In addition to the Fixed Rent, Subtenant shall pay to Sublandlord as Additional Rent, within ten (10) days after demand from Sublandlord from time to time: (a) "Tenant's Tax Payment" (as defined in Section 5.03(a) of the Main Lease) payable by Sublandlord as tenant under the Main Lease except that, for purposes of this Sublease, Base Taxes shall mean the Real Estate Taxes with respect to the Building for the fiscal year commencing July 1, 2001 and ending June 30, 2002; and (b) "Expense Escalations" (as defined in Section 5.02(a) of the Main Lease) payable by Sublandlord as tenant under the Main Lease except that, for purposes of this Sublease, Base Rate shall mean the Rate in effect during calendar year 2001. Within ten (10) days after the request by Sublandlord sent after the Sublease Commencement Date, Subtenant shall pay to Sublandlord that portion of any Tenant's Tax Payment or Payment Escalations previously paid by Sublandlord for periods from and after the Sublease Commencement Date. Subtenant shall also pay to Sublandlord as Additional Rent, upon demand from time to time, all other amounts payable by Sublandlord to Landlord under the Main Lease allocable to the Sublet Premises and to the term of this Sublease pursuant to the provisions thereof. If Sublandlord is required by Landlord under the Main Lease to make advance payment, estimated payments or deposits of any of the foregoing amounts, Subtenant shall make such advance payments, estimated payments or deposits to Sublandlord consistent with the above provisions. Subtenant's obligations under this Article 2 shall be apportioned for any period at the beginning or end of the term of this Sublease that is less than a full calendar year or fiscal year. Sublandlord shall have the right to demand payment of any amount of such Additional Rent during the term of this Sublease or after the expiration of the term of this Sublease or the earlier termination of this Sublease.

C. If the sum of any installment or estimated payments made by Subtenant on account of any or all of the items set forth in subparagraph B of this Article 2 exceed Sublandlord's share of such item(s) with respect to the Sublet Premises under the Main Lease for any year, Sublandlord shall refund the excess to Subtenant within ten (10) days after the amount of the excess is refunded to Sublandlord by Landlord. If the sum of any installment or estimated payments made by Subtenant on account of any or all of the items set forth in subparagraph B of this Article 2 are less than Sublandlord's share of such item(s) with respect to the Sublet Premises under the Main Lease for any year, Subtenant shall pay the amount of such deficiency to Sublandlord within ten (10) days after demand.

D. All costs, expenses and fees other than Fixed Rent which Subtenant assumes or agrees to pay pursuant to this Sublease (including, without limitation, all costs, expenses and fees payable by Sublandlord as tenant under the Main Lease with respect to the Sublet Premises which are payable hereunder by Subtenant by their incorporation herein by

reference to the Main Lease) shall be deemed Additional Rent and, in the event of non-payment, Sublandlord shall have all the rights and remedies provided for in the case of non-payment of Fixed Rent.

E. Subtenant shall pay, on or before the date same is due, any occupancy, sales, use or similar tax, charge or fee that is at any time due or payable with respect to the occupancy or use of the Sublet Premises or the payment of Fixed Rent or Additional Rent by Subtenant to Sublandlord, and which is attributable to this Sublease and/or the Sublease Term.

F. Notwithstanding anything herein contained to the contrary, Tenant shall have no obligation to pay any Fixed Rent during the period from the Sublease Commencement Date through the date next preceding the date which is three (3) months after the Sublease Commencement Date.

3. Subordination to Main Lease

This Sublease is and shall be expressly subject and subordinate to the Main Lease and the terms, provisions, covenants and conditions thereof. This Sublease is also subject and subordinate to all instruments, agreements and other matters to which the Main Lease is or shall be subject or subordinate.

4. Rights and Obligations; Exceptions

A. A redacted copy of the Main Lease is attached hereto as Exhibit B. Subtenant confirms that Subtenant has read the Main Lease and is familiar with the terms and provisions thereof. Except as otherwise expressly provided herein, all of the terms, provisions, covenants, agreements and conditions of the Main Lease are incorporated herein by reference and made a part of this Sublease with the same force and effect as though set forth in full herein except to the extent inapplicable by their terms to this Sublease and except that no representations made by Landlord to Sublandlord under the Main Lease shall be deemed to have been made by Sublandlord to Subtenant hereunder. Subtenant shall conform to, and use the Sublet Premises in accordance with, all the terms, provisions, covenants, agreements and conditions of the Main Lease as same apply to the Sublet Premises, and will do no act which will result in a violation of said terms, provisions, covenants, agreements and conditions. Subtenant shall perform the terms, provisions, covenants, agreements and conditions of the Main Lease on the part of the tenant therein named to be performed with respect to the Sublet Premises (except as otherwise may be expressly provided herein). To the extent there are inconsistencies between any provision of the Main Lease and any provision of this Sublease, this Sublease shall control unless the use or occupancy of the Sublet Premises by Subtenant or any action or inaction by Subtenant in accordance with said provision becomes a default under the terms of the Main Lease, in which event the provisions of the Main Lease shall control.

Subtenant shall be entitled to the rights of Sublandlord, as tenant under the Main Lease insofar as the same relate to the Sublet Premises. Sublandlord shall have no liability by reason of any default of Landlord under the Main Lease, it being understood that if Sublandlord shall fail to fulfill any obligation of the Sublandlord hereunder and if such failure is caused by

the failure of Landlord to comply with its obligations under the Main Lease, then Sublandlord shall have no obligation or liability by reason of such failure. Without limiting the generality of the foregoing, Subtenant understands that the supplying of services including, without limitation, heat, light, water, air conditioning and other utilities, janitorial cleaning, window washing and elevator services, and building maintenance and repair are the obligations of the Landlord, and that Sublandlord has no control thereof, and assumes no responsibility in connection therewith; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease except to the extent Sublandlord's obligations as tenant under the Main Lease are abated, diminished or reduced thereby, (ii) constructive eviction, in whole or in part, or (iii) liability on the part of Sublandlord.

If the Landlord shall default in any of its obligations to Sublandlord with respect to the Sublet Premises, Subtenant, at Subtenant's sole cost and expense, shall have the right in its own name, that of Sublandlord, or both, to bring an action or proceeding with respect to such default. Sublandlord agrees to take such steps, at Subtenant's sole cost and expense, as Subtenant may reasonably request to cooperate with Subtenant in any such legal proceeding or action. If Subtenant shall commence any proceeding or take any other action to enforce the obligations of the Landlord insofar as such obligations relate to the Sublet Premises, Subtenant agrees to indemnify and hold Sublandlord harmless from and against any costs, liabilities, damages or expenses (including attorneys' fees) which Sublandlord may incur in connection therewith or by reason thereof.

Notwithstanding anything to the contrary in the foregoing, Sublandlord shall promptly forward to Landlord any requests or other communications made by Subtenant related to the performance by Landlord of its obligation under the Main Lease, as they pertain to the Sublet Premises, and shall promptly forward to the Subtenant any communication received from the Landlord related to the Sublet Premises.

B. Notwithstanding anything to the contrary contained in this Sublease or the Main Lease:

(i) for the purposes of incorporation of the Main Lease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (a) references in the Main Lease to the "Premises" shall be deemed to refer to the Sublet Premises, (b) references in the Main Lease to "Landlord" shall be deemed to refer to Sublandlord under this Sublease, (c) references in the Main Lease to "Tenant" shall be deemed to refer to Subtenant under this Sublease, (d) references in the Main Lease to "this Lease" shall be deemed to refer to this Sublease, (e) references in the Main Lease to the "Term" of the Lease shall be deemed to refer to the term of this Sublease, (f) references in the Main Lease to the "Expiration Date" shall be deemed to refer to the Sublease Expiration Date, and (g) references in the Main Lease to the "Term Commencement Date" shall be deemed references to the Sublease Commencement Date;

(ii) the Fixed Rent and Additional Rent to be paid by Subtenant hereunder shall be governed by the terms and provisions of Article 2 of this Sublease;

(iii) the time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five (5) days less time to observe or perform hereunder than Sublandlord has as the tenant under the Main Lease;

(iv) the following parts, provisions and exhibits of the Main Lease are not applicable to this Sublease, and are not incorporated herein by reference:

(a) Articles 12 and 25; and

(b) Sections 2.03, 4.02(b), 8.01(a)-(c), 13.01(a) up to the word "Mortgagees" on line 5, 13.01(e), 17.02(a)-(c), 20.06 and 26.10; and

(c) Exhibit D.

5. Use

Subtenant shall use the Sublet Premises for general and executive offices and purposes ancillary thereto, and for no other purposes.

6. Electricity

Tenant acknowledges that there presently exists a separate electrical meter in the Sublet Premises and the provisions of Article 6 of the Main Lease, inter alia, shall apply with respect to the furnishing of electrical energy to the Sublet Premises.

7. Default

Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease (including those portions of the Main Lease incorporated herein by reference) beyond any applicable notice and grace period provided for in the Main Lease and incorporated herein by reference (as shortened by Article 4(B)(iii) hereof), Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Main Lease and incorporated herein by reference.

8. Condition of Sublet Premises

The Sublet Premises are demised to Subtenant in the condition which shall exist on the Sublease Commencement Date "as is", except as otherwise hereinafter provided. Subtenant is subleasing the Sublet Premises from the Sublandlord after having had an opportunity to fully inspect the Sublet Premises and the right not to execute this Sublease if the results of said inspection were unacceptable. Therefore, except as otherwise hereinafter

provided, Subtenant hereby agrees that the term "as is" means that upon having approved said inspection, it will sublease the Sublet Premises, without warranty or representation, either oral or written, or expressed or implied, as to the physical condition of the Sublet Premises and/or the compliance of same with building, fire, health and zoning codes and other applicable laws, ordinances and regulations. Sublandlord hereby expressly disclaims any and all warranties or representations made to Subtenant, whether same were made by any partner, officer, director or employee of Sublandlord or any other agent of same, such as a broker, unless such warranty or representation is contained in writing as a part of this Sublease.

9. <u>Improvements</u>

Subtenant may make changes, alterations, additions or improvements to the Sublet Premises, subject, however, to the consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, and of Landlord, to the extent required under the Main Lease. Any changes, alterations, additions or improvements by or on behalf of Subtenant shall be made subject to and in accordance with the provisions of the Main Lease.

Subtenant shall pay any and all fees or charges Sublandlord may incur and any and all fees or charges Landlord may incur in connection with Subtenant's making changes, alterations, additions or improvements to the Sublet Premises. Except as expressly set forth in this Sublease, on or before the expiration or sooner termination of this Sublease, if Landlord requires Sublandlord to restore the Sublet Premises to their condition prior to the making of any changes, alterations, additions or improvements by Sublandlord and/or Subtenant, Subtenant shall, at its sole cost and expense, promptly remove Subtenant's changes, alterations, additions or improvements to the Sublet Premises, and repair any damage caused by such removal.

10. <u>Additional Services Required by Subtenant</u>

Subtenant shall attempt to make its own arrangements with Landlord for the furnishing of additional services to the Sublet Premises other than those which are required to be furnished by Landlord under the terms of the Main Lease and any such additional services shall be paid for by Subtenant. If Landlord shall refuse to respond to such request for additional service, Sublandlord shall, at Subtenant's sole cost and expense, request Landlord to perform such additional services at Subtenant's sole cost and expense. For the purposes of this Article 10, the term "additional services" shall include, but not be limited to, overtime HVAC service, overtime freight elevator service and increased capacity of electric energy.

11. <u>Sublandlord's Property</u>

The furniture and phones described in Exhibit C attached hereto and presently in the Sublet Premises (collectively hereinafter referred to as the **"Personal Property"**) are owned by Sublandlord and will be conveyed to Subtenant in its then "as-is" condition on or prior to the Sublease Commencement Date for the sum of $219,000.00 payable to Sublandlord by bank or certified check drawn on a commercial bank with offices for banking purposes in New York City which is a member of the New York Clearing House Association. Except as set forth in Section 14D below, Subtenant acknowledges that Sublandlord has not made any representation or

warranty whatsoever with respect to any of the Personal Property. All other personal property of Sublandlord, including, without limitation, all books, trade fixtures and equipment, computers and copiers shall be removed by Sublandlord prior to the Sublease Commencement Date.

12. Attornment

In the event of termination, re-entry or dispossession of Sublandlord by Landlord under the Main Lease, the Landlord may, at its option, take over all of the right, title and interest of Sublandlord, as sublessor, under this Sublease, and Subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, which heretofore has accrued to Subtenant against Sublandlord, (ii) be bound by any previous modification of this Sublease not consented to by Landlord or by any previous prepayment of more than one month's rent, (iii) be bound to perform any work which Sublandlord is obligated to perform hereunder, or to pay Subtenant for the same or (iv) be subject to any offset not expressly provided for in this Sublease which theretofore accrued to Subtenant against Sublandlord. The Subtenant hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of the Main Lease, to terminate this Sublease or surrender possession of the Sublet Premises demised hereby.

13. Subtenant's Representations and Warranties

Subtenant covenants, warrants and represents:

A. That Subtenant shall perform all of its obligations under this Sublease (including, without limitation, all of the obligations relating to the Sublet Premises arising under the Main Lease which are incorporated herein by reference);

B. That Subtenant will not do or omit to do anything which would constitute a default under the provisions of the Main Lease incorporated herein by reference: and

C. That Subtenant shall indemnify, defend and hold harmless Sublandlord and Landlord and their respective agents, contractors and employees from and against any and all claims, liabilities, damages, losses or expenses (including, without limitation, reasonable attorneys fees) which may be imposed upon or incurred by or asserted against Sublandlord and/or Landlord and/or their respective agents, contractors or employees by reason of (i) Subtenant's failure to comply with the provisions of this Sublease, (ii) the negligent or improper use or occupancy of the Sublet Premises by Subtenant or its successors or assigns, (iii) any work or thing done whatsoever by or at the instance of Subtenant, its agents, contractors, subcontractors, employees, licensees, successors or assigns (other than work performed by Sublandlord), or any condition created by Subtenant, its agents, contractors, subcontractors, employees, licensees, successors or assigns in, on or about the Sublet Premises, (iv) any negligence or other wrongful act or omission on the part of Subtenant or any of its agents, contractors, subcontractors, employees, licensees, successors or assigns, or (v) any accident, injury or damage to any person or property occurring in, on or about the Sublet Premises or any part thereof, except to the extent caused by the gross negligence or willful misconduct of

Sublandlord (with respect to a claim against Sublandlord) or Landlord (with respect to a claim against Landlord). In case any action or proceeding is brought against Sublandlord and/or Landlord and/or their respective agents and employees by reason of any such claim, neither Sublandlord nor Landlord shall settle the same without Subtenant's written consent and Subtenant, upon written notice from Sublandlord and/or Landlord, shall at Subtenant's expense resist and defend such action or proceeding by counsel approved by Sublandlord and/or Landlord in writing, which approval will not be unreasonably withheld.

14. Sublandlord's Representations and Warrants

Sublandlord covenants, warrants and represents:

A. That it has paid all Base Rent and Additional Charges presently payable pursuant to the Main Lease with respect to the Sublet Premises as of the date of this Sublease;

B. That it has not received any notices of default citing any defaults under the Main Lease which remain uncured, and to its best knowledge, no event has occurred which is, or with the giving of notice or passage of time or both will become, a conditional limitation under the Main Lease, on the part of either Sublandlord or the Landlord;

C. That it is currently the Tenant under the Main Lease and the Main Lease is in full force and effect;

D. That Sublandlord's title to the Personal Property is free of all liens, charges and encumbrances created by Sublandlord, Sublandlord can lawfully convey good title thereto, and such conveyance does not, to the best of Sublandlord's knowledge, violate any agreement to which Sublandlord is a party;

E. That a true and complete copy of the Main Lease (except for the deleted monetary amounts), together with all supplements, amendments and other modifications thereto, if any, is attached hereto as Exhibit B. The "Commencement Date" under the Main Lease was May 10, 2000; and

F. That Sublandlord shall indemnify, defend and hold harmless Subtenant and its agents, contractors and employees from and against any and all claims, liabilities, damages, losses or expenses (including, without limitation, reasonable attorneys fees) which may be imposed upon or incurred by or asserted against Subtenant and/or its agents, contractors or employees by reason of (i) Sublandlord's failure to comply with the provisions of this Sublease, (ii) any work or thing done whatsoever by or at the instance of Sublandlord, its agents, contractors, subcontractors, employees, licensees, successors or assigns (other than work performed by Subtenant), (iii) any negligence or other wrongful act or omission on the part of Sublandlord or any of its agents, contractors, subcontractors, employees, licensees, successors or assigns, or (iv) any accident, injury or damage to any person or property occurring in, on or about the Sublet Premises or any part thereof, caused solely by the negligence or willful misconduct of Sublandlord. In case any action or proceeding is brought against Subtenant and/or its agents and employees by reason of any such claim, Subtenant shall not settle the same

without Sublandlord's written consent and Sublandlord, upon written notice from Subtenant, shall at Sublandlord's expense resist and defend such action or proceeding by counsel approved by Subtenant in writing, which approval will not be unreasonably withheld.

15. **Brokers**

A. Subtenant represent that Subtenant has dealt with no brokers other than Kenart Realties, Inc. and PBS Realty Advisors (hereinafter collectively referred to as the "**Broker**") in connection with this transaction. Subtenant shall indemnify and hold Sublandlord and Landlord harmless from and against any and all claims, liabilities, costs and expenses of any kind and nature (including reasonable attorneys' fees) arising from or related to a breach of the foregoing representation.

B. Sublandlord represents that it has dealt with no brokers in connection with this transaction other than the Broker. Sublandlord shall indemnify and hold Subtenant and Landlord harmless from and against any and all claims, liabilities, costs and expenses of any kind and nature (including reasonable attorneys' fees) arising from or related to a breach of the foregoing representation and shall pay any commission due in connection with this Sublease to the Broker pursuant to separate agreement.

16. **Landlord's Consent; Binding Effect**

Upon execution hereof, this Sublease shall be delivered to the Landlord for its consent. Sublandlord and Subtenant expressly acknowledge that the Landlord' s consent is a condition precedent to the effectiveness of this Sublease. Sublandlord and Subtenant agree to use reasonable and diligent efforts to obtain the Landlord's consent hereto, and shall execute and deliver such other and further instruments and/or deliver such information as may reasonably be required to effectuate the intent of this Sublease and/or to obtain the Landlord's consent to the subleasing of the Premises to Subtenant. If, for any reason, the Landlord's consent to this Sublease cannot be obtained within thirty (30) days after the date hereof, Sublandlord and Subtenant shall each have the right, at any time after such 30th day, but prior to the date upon which the consent of the Landlord is obtained, to cancel this Sublease by serving written notice to the other party, and, in such event, (i) the parties hereto shall be released, (ii) all sums paid by Subtenant hereunder shall be returned to Subtenant and (iii) neither party hereto shall have any further liability to the other arising out of this transaction.

Notwithstanding anything to the contrary contained in this Sublease, this Sublease shall not become effective until both Sublandlord and Subtenant execute this Sublease and until Landlord's consent to this Sublease is obtained as provided above.

17. **Non-liability for Landlord's Failure to Consent; Disclaimer of Liability**

In any instance where the consent of Landlord is required hereunder or under the Main Lease, Sublandlord shall have no liability for any failure of Landlord to grant its consent

for any reason whatsoever, including whether or not Landlord's consent was unreasonably withheld. Except as otherwise expressly provided herein, in any case where Landlord reserves a right or disclaims any liability under the Main Lease, said right or disclaimer shall inure to the benefit of Sublandlord as well as to Landlord, and any rights or disclaimers inuring to Sublandlord as tenant under the Main Lease shall likewise inure to the benefit of Subtenant.

18. <u>Sublandlord's Performance Under Main Lease</u>

A. Sublandlord will duly observe and perform every term and condition of the Main Lease to the extent that such term and condition is not provided in this Sublease to be observed or performed by Subtenant (and except to the extent that any failure so to pay or any failure in such observance or performance shall have resulted, directly or indirectly, from any default by Subtenant in its obligations to pay any amount of the Fixed Rent or Additional Rent hereunder or to observe or perform any of the terms, covenants or conditions in this Sublease or in the Main Lease on Subtenant's part to observe or perform with respect to the Sublet Premises).

B. Sublandlord shall not enter into any modification or amendment to or of the Main Lease, or any other agreement, or take any other action which results in the modification, surrender or cancellation of the Main Lease, if such modification, surrender or cancellation decreases any of Subtenant's rights under this Sublease, or increases any of Subtenant's obligations or remedies under this Sublease, without the prior written consent of Subtenant. Any modification, amendment, agreement, surrender or cancellation made without such consent shall have no effect on the rights or obligations of the Subtenant under this Sublease.

19. <u>Notices</u>

All notices, requests, demands, and other communications hereunder shall be in writing, shall be delivered personally or sent by certified mail, return receipt requested, or by nationally recognized overnight carrier providing for receipted delivery, to the following addresses and shall be deemed to have been given or made, if sent by certified mail, on the third (3rd) Business Day (as defined in the Main Lease) after mailing, or if sent by overnight courier, when received or rejected:

If to Sublandlord:
J Net Enterprises, Inc.
c/o J Net Enterprises LP
3900 Dallas Parkway, Suite 340
Plano, Texas 75093
Attention: Steven L. Korby, CFO

If to Subtenant:
Game Show Network
10101 West Washington Boulevard
Culver City, California 90232
Attention: Mark Nordman, Counsel

Any of the above addresses may be changed on ten (10) days notice, given as above provided.

20. <u>Insurance</u>

Subtenant shall maintain all insurance required of Sublandlord as Tenant in accordance with and pursuant to the Main Lease, which insurance shall name both Landlord and Sublandlord as additional insureds.

21. <u>Entire Agreement</u>

This Sublease contains the entire agreement between Sublandlord and Subtenant with respect to the subject matter hereof. This Sublease cannot be changed in any manner except by a written agreement signed by Sublandlord and Subtenant, and, if required, consented to by Landlord.

22. <u>New York Law</u>

This Sublease shall be governed in all respects by the laws of the State of New York.

23. <u>Successors and Assigns</u>

The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and, in the case of Sublandlord, assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

24. <u>Security Deposit</u>

A. Subtenant has deposited with Sublandlord the sum of $211,664.66 by Letter of Credit (as hereinafter defined) as security for the faithful performance, observance and

compliance with all of the terms, covenants and conditions of this Sublease on Subtenant's part to perform, observe or comply with. In the event that Subtenant defaults under any of the terms, covenants or conditions in this Sublease on Subtenant's part to observe, perform or comply with (including, without limitation, the payment of any installment of Fixed Rent or any amount of Additional Rent) which continues after any required notice and the expiration of any applicable cure period, then, to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sums as to which Subtenant is in default beyond the expiration of the applicable cure period, or for any sum that Sublandlord may expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord), (i) Sublandlord may notify the Issuing Bank (as such term is defined in Section 24B hereof) and thereupon receive all or a portion of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, or (ii) in the event that Sublandlord is holding a cash security pursuant to Section 24C below, Sublandlord may use, apply, or retain the whole or any part of the cash security. In the event that Sublandlord uses applies or retains any portion or all of the proceeds of such Letter of Credit or of such cash security, or both, as the case may be, the amount not so used, applied or retained shall continue to be treated as Subtenant's security deposit, and Subtenant shall deliver to Sublandlord a new Letter of Credit meeting the requirements set forth in this Article 24 in the amount of $211,664.66, within five (5) days after Sublandlord's demand therefore, so that, at all times, the amount deposited shall be $211,664.66 and, upon receipt of such new Letter of Credit, Sublandlord shall return any remaining portion of the cash proceeds of the Letter of Credit drawn upon by Sublandlord. Subtenant's failure to provide such new Letter of Credit within such five (5) day period shall be deemed to be a default under this Sublease entitling Sublandlord to exercise all of its rights under this Sublease, at law and in equity without requiring Sublandlord to provide any further notice to Subtenant. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, that portion, if any, of the cash security or Letter of Credit, or both, as the case may be, not used, applied or retained shall be returned to Subtenant after the Expiration Date and after delivery of possession of the entire Sublet Premises to Sublandlord, in accordance with, and subject to, the applicable provisions of this Sublease.

B. The letter of credit (hereinafter referred to as the **"Letter of Credit"**) to be delivered as security under this Article 24 shall be a clean, irrevocable, transferable (without cost to the transferor) and unconditional letter of credit issued by and drawn upon a commercial bank with offices for banking purposes in the City of New York which is a member of the New York Clearing House Association or other commercial bank satisfactory to Sublandlord in its sole discretion, with offices for banking purposes in the City of New York (hereinafter referred to as the **"Issuing Bank"**), which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Sublandlord, be for the account of Sublandlord and be in the amount of $211,664.66 The Letter of Credit shall provide that:

(i) The Issuing Bank shall pay to Sublandlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn, and that partial drawings are permitted;

(ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment and without any final expiration date, for consecutive periods of one year each, unless the Issuing Bank sends written notice (hereinafter referred to as the **"Non-Renewal Notice"**) to Sublandlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed; and

(iii) The Letter of Credit shall be transferable by the beneficiary thereof, without charge to the beneficiary, and that any failure to pay the transfer charges shall not affect the beneficiary's ability to transfer the Letter of Credit; the Letter of Credit may be transferred as aforesaid from time to time, by the then beneficiary under the Letter of Credit; to effectuate a transfer under the Letter of Credit, the beneficiary must notify the Issuing Bank in a writing signed by an authorized signatory of beneficiary, of the name and address of the transferee and of the effective date of the transfer; and upon the Issuing Bank's receipt of such writing, the Issuing Bank will issue an amendment to the Letter Credit that changes the name and address of the beneficiary hereof and shall deliver the original of such amendment to the new beneficiary/transferee and a copy thereof to the prior beneficiary/transferor.

C. Sublandlord, after its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit, which moneys shall be held by Sublandlord as a cash deposit pursuant to the terms of this Article 24 pending the replacement of such Letter of Credit. To the extent that the security deposited under this Article 24 becomes a cash security deposit, Sublandlord agrees to deposit same into an interest bearing account in a bank or savings and loan association to be selected, from time to time, by Sublandlord in its sole discretion. Sublandlord agrees, further to hold said security in such an account, subject, however, to the terms of Section 24A above with respect to the use, application or retention of such security and with respect to subtenant's obligations to provide a new Letter of Credit. To the extent permitted by law, Subtenant agrees that Sublandlord shall be entitled to receive and retain, as an administrative expense, a sum equal to one (1%) percent per annum upon such security, and Sublandlord shall have the right to withdraw such sum from time to time as Sublandlord shall determine in is sole discretion. The balance of the interest earned on such security shall, provided Subtenant is not then in default under this Sublease, and to the extent that same shall not be used, applied or retained pursuant to the terms of Section 24A above, be paid to Subtenant upon the request of Subtenant, but not more than once during any calendar year of the term of this Sublease. Unless and until such interest shall be paid to Sublandlord and Subtenant as herein provided, the same shall be held as a part of the security deposited by Subtenant, subject to, and in accordance with, the terms of Section 24A above. Sublandlord shall not be required to credit any security with the interest for any period during which Sublandlord does not receive interest thereon.

D. In the event of a transfer of the interest if Sublandlord in and to this Sublease, Sublandlord shall have the right, at no cost or expense to Sublandlord, to transfer or assign such cash security or Letter of Credit to the transferee, and Sublandlord shall notify Subtenant of such transfer, together with the name and address of such transferee, and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such

cash security or Letter of Credit. In such event, Subtenant agrees to look solely to the new Sublandlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Sublandlord. In connection with the foregoing, Subtenant, at no cost to Sublandlord, shall cooperate with Sublandlord and such transferee in connection with the transfer or assignment of such security or Letter of Credit, including, without limitation, executing and delivering, within five (5) days after demand therefore, any and all instruments, certificates, agreements or other documents that Sublandlord, such transferee, the bank with which such security is deposited or the Issuing Bank may require.

E. Subtenant covenants that it will not assign or encumber, or attempt to assign or encumber, such cash security or Letter of Credit, and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

F. In the event that at any time during the term of this Sublease (i) the net worth of the Issuing Bank shall be materially less than the net worth of the Issuing Bank on the date hereof as indicated in any filing with the Securities and Exchange Commission, the Federal Reserve Board, the Federal Deposit Insurance Corporation or any other governmental entity, or (ii) the Issuing Bank files for protection under any chapter of the United States Bankruptcy Code or the bankruptcy code of the state or country of its formation or is seized by the appropriate regulatory authorities of the State of New York, the United States or the state or nation of its formation and as a result thereof is incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the **"Existing L/C"**) in accordance with the terms thereof, then, upon the happening of either of the foregoing, Sublandlord may send written notice to Subtenant (hereinafter referred to as the **"Replacement Notice"**) requiring Subtenant within thirty (30) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the **"Replacement L/C"**) from an Issuing Bank meeting the qualifications described in Section 24B. Upon receipt of a Replacement L/C meeting the qualifications of Section 24B, Sublandlord shall forthwith return the Existing L/C to Subtenant. In the event that a Replacement L/C meeting the qualifications of Section 24B is not received by Sublandlord within the time specified, the Existing L/C may be presented for payment by Sublandlord and the proceeds thereof shall be held by Sublandlord in accordance with Section 24C subject, however, to Subtenant's obligations, as set forth in Section 24A, to replace such cash security with a new Letter of Credit meeting the qualifications of Section 24B. Subtenant shall have the right from time to time and at any time to substitute the Existing L/C with a Letter of Credit meeting the qualifications of Section 24B.

G. Notwithstanding anything to the contrary contained in this Article 24, Subtenant may elect to deposit with Sublandlord the cash sum of $211,664.66 (the "**Cash Security Deposit**") as security for the faithful performance, observance and compliance with all of the terms, covenants and conditions of this Sublease on Subtenant's part to perform, observe or comply with. In the event that Subtenant defaults under any of the terms, covenants or conditions in this Sublease on Subtenant's part to observe, perform or comply with (including, without limitation, the payment of any installment of Fixed Rent or any amount of Additional

Rent) which continues after any required notice and the expiration of any applicable cure period, then, to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sums as to which Subtenant is in default beyond the expiration of the applicable cure period, or for any sum that Sublandlord may expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord), Sublandlord may use, apply, or retain the whole or any part of the Cash Security Deposit, as applicable. In the event that Sublandlord uses, applies or retains any portion or all of the Cash Security Deposit, the amount not so used, applied or retained shall continue to be treated as Subtenant's Cash Security Deposit, and Subtenant shall deliver to Sublandlord additional funds meeting the requirements set forth in this Article 24 within five (5) days after Sublandlord's demand therefore, so that, at all times, the amount deposited shall be equal to the original amount of the Cash Security Deposit. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, that portion, if any, of the Cash Security Deposit not used, applied or retained shall be returned to Subtenant promptly after the Expiration Date and after delivery of possession of the entire Sublet Premises to Sublandlord, in accordance with, and subject to, the applicable provisions of this Sublease.

H. The provisions of Section 24C above with respect to a cash security deposit shall apply to the Cash Security Deposit.

25. Assignment and Subletting

A. Subtenant for itself, its and successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor further sublet, or suffer or permit the Sublet Premises or any part thereof to be used by others without the consent of Sublandlord and of Landlord (to the extent required pursuant to the terms of the Main Lease).

B. Sublandlord agrees that its consent to any proposed assignment or subletting by Subtenant shall not be unreasonably withheld, delayed or conditioned so long as Subtenant and the proposed subtenant or assignee shall (i) deliver to Sublandlord (a) in the case of a proposed assignment, an instrument of assignment complying with the terms of the Main Lease, in form and substance reasonably satisfactory to Sublandlord, duly executed by Subtenant and such assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Sublease on Subtenant's part to be performed, or (b) in the case of a proposed subletting, a sublease agreement on terms and conditions reasonably satisfactory to Sublandlord and satisfactory to Landlord and complying with the terms of the Main Lease, duly executed by the Subtenant and the proposed subtenant and (ii) deliver to Sublandlord a fully executed counterpart of any instrument required by Landlord in connection with its consent to such transaction, and obtain the consent of Landlord (if required pursuant to the terms of the Main Lease) and (iii) pay or cause to be paid to Sublandlord and Landlord any reasonable costs that may be incurred by Sublandlord or Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the review of any term sheet, proposed

assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent, whether or not granted. Each such assignment instrument or sublease shall contain a provision to the effect that such instrument or sublease shall not be effective unless and until Sublandlord and Landlord (if required pursuant to the terms of the Main Lease) shall have consented thereto.

C. If Sublandlord shall give its consent to any assignment of this Sublease or to any sublease, Subtenant shall, in consideration therefor, pay to Sublandlord, as additional rent:

(i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Subtenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Subtenant's fixtures, subleasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the **"Assignment Expenses"**) paid by Subtenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

(ii) in the case of a sublease, an amount equal to fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Subtenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Subtenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the **"Subletting Expenses"**) paid by Subtenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable hereunder shall be paid to Sublandlord as and when paid by the assignee or subtenant, as the case may be, to Subtenant and upon the execution and delivery of such assignment or sublease, as the case may be, Subtenant shall provide to Sublandlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Subtenant. Any disputes with respect thereto shall be determined by arbitration in accordance with the provisions of Article 23 of the Main Lease.

IN WITNESS WHEREOF, this Sublease has been duly executed as of the date first set forth above.

SUBLANDLORD:

J NET ENTERPRISES, INC.

By: Steven L Korby

Name: Steven L. Korby

Title: EVP & CFO

SUBTENANT:

GAME SHOW NETWORK LLC

By: [signature]
Name: Brent Willman
Title: Chief Financial Officer

EXHIBIT A
Floor Plan

(Immediately Follows)


A/C
ELEC. CLO.
UP
1
2
3

[redacted]

EXHIBIT B
Main Lease

(Immediately Follows)